UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 6, 2012

BJ's Restaurants, Inc.
(Exact name of registrant as specified in its charter)

California	0-21423	33-0485615
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7755 Center Avenue, Suite 300 Huntington Beach, CA	92647
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   (714) 500-2400

________________________________________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

On June 5, 2012, BJ's Restaurants, Inc. (the "Company") held its Annual Meeting of Shareholders. Shareholders to vote upon (i) the election of directors, (ii) approval of an advisory resolution on executive compensation; and (iii) ratification of the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for fiscal 2012.

Gerald W. Deitchle, Peter A. Bassi, Larry D. Bouts, James A. Dal Pozzo, Henry Gomez, John F. Grundhofer, William L. Hyde, Jr., J. Roger King and Lea Anne S. Ottinger, all of whom were directors prior to the Annual Meeting, were nominated and elected at the meeting. The following votes were cast for each of the nominees:

Name	For	Authority Withheld
Gerald W. Deitchle	22,726,630	581,995
Peter A. Bassi	23,285,841	22,784
Larry D. Bouts	23,285,941	22,684
James A. Dal Pozzo	21,252,500	2,056,125
Henry Gomez	23,277,990	30,635
John F. Grundhofer	23,285,141	23,484
William L. Hyde, Jr.	23,285,641	22,984
J. Roger King	23,285,641	22,984
Lea Anne S. Ottinger	23,278,993	29,632

There were 1,315,147 broker non-votes with respect to the election of directors.

In addition, the shareholders approved an advisory resolution on executive compensation. The following votes were cast on the approval of the advisory resolution on executive compensation: 23,226,911 For; 68,015 Against; 13,699 Abstain. There were 1,345,147 broker non-votes.

Finally, the shareholders approved the ratification of Ernst & Young LLP as our independent registered public accounting firm for the 2012 fiscal year. The following votes were cast on the ratification: 24,260,655 For; 386,764 Against; 6,353 Abstain. There were No broker non-votes.

A copy of the press release announcing the vote results is furnished as Exhibit 99.1 to this Current Report on Form 8-K and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated June 6, 2012

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BJ's Restaurants, Inc. (Registrant)
June 6, 2012 (Date)	By:	/s/ GREGORY S. LEVIN Gregory S. Levin Executive Vice President, Secretary and Chief Financial Officer (Principal Accounting Officer)

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated June 6, 2012